Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in the Form 8-K/A of RAIT Investment Trust of our report dated March 31, 2006, with respect to the consolidated financial statements and schedules of Taberna Realty Finance Trust, and to the incorporation by reference in the following Registration Statements of RAIT Investment Trust:

1.	Registration Statement (Form S-3 No. 333-103618, effective on March 14, 2003),
2.	Registration Statement (Form S-3 No. 333-69366, effective on October 18, 2001),
3.	Registration Statement (Form S-3 No. 333-78519, effective May 14, 1999),
4.	Registration Statement (Form S-8 No. 333-125480, effective on June 3, 2005), pertaining to the Equity Compensation Plan;
5.	Registration Statement (Form S-8 No. 333-109158, effective on September 26, 2003), pertaining to the 401(k) Profit Sharing Plan
6.	Registration Statement (Form S-8 No. 333-100766, effective on October 25, 2002) pertaining to the Stock Option Plan; and
7.	Registration Statement (Form S-8 No. 333-67452, effective on August 14, 2001) pertaining to the Stock Option Plan;

of our report dated March 31, 2006, with respect to the consolidated financial statements and schedules of Taberna Realty Finance Trust.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania

December 27, 2006